Registration No. 33-


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                  ------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                                LOEHMANN'S, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         22-2341356
(State or other jurisdiction of                          (IRS Employer
incorporation or organization)                        Identification No.)

                                  ------------

                               2500 Halsey Street
                              Bronx, New York 10461
                                 (718) 409-2000
               (Address of Principal Executive Offices) (Zip Code)


          LOEHMANN'S, INC. STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

              LOEHMANN'S, INC. DIRECTORS DEFERRED COMPENSATION PLAN

         LOEHMANN'S, INC. AMENDED AND RESTATED NEW STOCK INCENTIVE PLAN
                            (Full title of the plans)

                                  Philip Kaplan
                                Loehmann's, Inc.
                               2500 Halsey Street
                              Bronx, New York 10461
                     (Name and address of agent for service)
                                 (718) 409-2000
          (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                             Robert B. Schumer, Esq.
                    Paul, Weiss, Rifkind, Wharton & Garrison
                           1285 Avenue of the Americas
                               New York, NY 10019
                                  212-373-3000

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



                             CALCULATION OF REGISTRATION FEE

====================== ================== =============== =================== ====================
                                             Proposed          Proposed
      Title of                                Maximum           Maximum
  Securities to be        Amount to be    Offering Price  Aggregate Offering        Amount of
     Registered          Registered (1)    Per Share (2)       Price (2)      Registration Fee (2)
---------------------- ------------------ --------------- ------------------- --------------------
Common Stock, $0.01
par value per share     95,000 shares (3)      $7 1/16         $  670,937.50    $     203.31 (5)
---------------------- ------------------ --------------- ------------------- --------------------
Common Stock, $.01 par
value per share        355,000 shares (4)      $6 7/16         $2,285,312.50    $     692.52 (5)
====================== ================== =============== =================== ====================

(1) Consists of (i) 200,000 shares reserved for issuance under the Loehmann's, Inc. Stock Option Plan for Non-Employee Directors (the "Directors Stock Option Plan"), (ii) 50,000 shares reserved for issuance under the Loehmann's, Inc. Directors Deferred Compensation Plan (the "Directors Deferred Compensation Plan") and (iii) 200,000 shares reserved for issuance under the Loehmann's, Inc. Amended and Restated New Stock Incentive Plan (the "Amended and Restated New Stock Incentive Plan"). This registration statement also relates to such indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

(2) Estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) and 457(h)(1) under the Securities Act of 1933, as amended.

(3) Represents 95,000 shares reserved for issuance pursuant to options having an exercise price of $7 1/16 per share, granted pursuant to the Directors Stock Option Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the exercise price of the options.

(4) Consists of (i) 105,000 shares reserved for issuance under the Directors Stock Option Plan, (ii) 50,000 shares reserved for issuance under the Directors Deferred Compensation Plan and (iii) 200,000 shares reserved for issuance under the Amended and Restated New Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the shares on July 14, 1997 as reported on the Nasdaq National Market.

(5) One transfer in the amount of $895.83 has been wired in payment of the total filing fee.

                                     PART I

                             INFORMATION REQUIRED IN
                          THE SECTION 10(A) PROSPECTUS


ITEM 1.     PLAN INFORMATION

      Not required to be filed in the Registration Statement.

ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required to be filed in the Registration Statement.



                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT



ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

      1. The Company's Annual Report on Form 10-K for the fiscal year ended February 1, 1997, which was filed with the Commission on May 2, 1997;

      2. The Company's Registration Statement on Form 8-A, dated May 1, 1996, filed pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which contains a description of the Common Stock.

      All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES

      Not Applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not Applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 145(a) of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect of any criminal action or proceeding, had no cause to believe his conduct was unlawful.

      Section 145(b) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by
Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under such Section 145.

      The Company's Restated Certificate of Incorporation provides for indemnification of the Company's directors and officers to the fullest extent permitted by law. The Company's Restated Certificate of Incorporation also permits the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers, or controlling persons of the Company pursuant to the Company's Restated Certificate of Incorporation, its By-laws and the Delaware General Corporation Law, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is therefore unenforceable.





                                  2-2

      As permitted by the Delaware General Corporation Law, the Company's Restated Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for beach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for beach of his or her duty of care.

Item 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

Item 8.     EXHIBITS

4.1   --    Amended and Restated Certificate of Incorporation of the Company
            currently in effect.(1)

4.2   --    By-laws of the Company. (Incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-1 (Registration
            Statement No. 33-97100), filed with the Commission).

5.1   --    Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the
            legality of shares of Common Stock being registered.(1)

23.1  --    Consent of Ernst & Young LLP.(1)

23.2  --    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in their opinion filed as Exhibit 5.1).(1)

24.1  --    Power of Attorney (included on the signature page hereto).(1)

---------------
(1) Filed herewith.



 Item 9.    UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:






                                  2-3

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                      (iii) To include any material information with respect to
                  the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






                                  2-4

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or by-laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





                                  2-5

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 21, 1997

                                       LOEHMANN'S, INC.


                                       By:/s/ Philip Kaplan
                                          ---------------------------
                                              Philip Kaplan
                                              President


            We, the undersigned officers and directors of Loehmann's, Inc., hereby severally constitute Philip Kaplan, Robert Friedman and Robert Glass, and each of them singly, our true and lawful attorneys-in-fact with full power to sign for us and in our names in the capacities indicated below, any and all amendments, including post-effective amendments, to this registration statement, and generally do all such things in our name and behalf in such capacities to enable Loehmann's, Inc. to comply with the applicable provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, and we hereby ratify and confirm our signatures as they may be signed by our said attorney to any and all such amendments.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:



        SIGNATURES                      TITLE                          DATE

                            Chairman of the Board and Director     July __, 1997
-------------------------
    Norman S. Matthews


/s/ Philip Kaplan           President and Chief Operating Officer  July 21, 1997
-------------------------   and Director (Principal Executive
    Philip Kaplan           Officer)


/s/ Robert N. Friedman      Chairman and Chief Executive           July 21, 1997
-------------------------   Officer and Director
    Robert N. Friedman






                                     2-6

        SIGNATURES                      TITLE                          DATE


/s/ Robert Glass            Senior Vice President and Chief        July 21, 1997
-------------------------   Financial Officer (Principal Financial
    Robert Glass            and Accounting Officer)


/s/ Janet A. Hickey         Vice President and Director            July 21, 1997
-------------------------
    Janet A. Hickey


/s/ Richard E. Kroon        Director                               July 21, 1997
-------------------------
    Richard E. Kroon


/s/ Christina A. Mohr       Director                               July 10, 1997
-------------------------
    Christina A. Mohr


/s/ Cynthia R. Cohen        Director                               July 21, 1997
-------------------------
    Cynthia R. Cohen


                            Director                               July __, 1997
-------------------------
    Arthur E. Reiner








                                     2-7

                               INDEX TO EXHIBITS



                                                                        SEQUENTIAL PAGE
EXHIBITS                                                                    NUMBER

4.1   -- Amended and Restated Certificate of Incorporation of the
         Company currently in effect. (1)

4.2   -- By-laws of the Company. (Incorporated by reference to Exhibit
         4.2 to the Company's Registration Statement on Form S-1
         (Registration Statement No. 33-97100), filed with the
         Commission).

5.1 -- Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of shares of Common Stock being registered. (1)

23.1  -- Consent of Ernst & Young LLP. (1)

23.2 -- Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in their opinion filed as Exhibit 5.1). (1)

24.1  -- Power of Attorney (included on the signature page hereto). (1)


------------
(1)   Filed herewith.